UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue
Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 - Changes in Registrant's Certifying Accountant

As described in Items 4.01(a) and (b) below, Aerosonic Corporation (the “Company”) dismissed McGladrey & Pullen, LLP (the “Former Auditor”) as its independent registered public accounting firm, effective as of February 18, 2009, and has engaged Kirkland, Russ, Murphy & Tapp, P.A. (the “New Auditor”) as its new independent registered public accounting firm as of and for the year ended January 31, 2009.  As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Auditor.

Item 4. 01(a)     Previous Independent Accountants

Information Required by Item 304(a)(1) of Regulation S-K.

      (i) On February 18, 2009, the Company dismissed the Former Auditor as its independent registered public accounting firm effective on that date.

     (ii) The report of the Former Auditor on the Company's consolidated financial statements as of and for the year ended January 31, 2008, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The report of the Company's consolidated financial statements as of and for the year ended January 31, 2007 was issued by Tedder, James, Worden & Associates, P.A., certain of whose partners merged with McGladrey & Pullen, LLP effective June 1, 2007, and did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The Company’s Audit Committee made the decision to change independent accountants, acting under authority delegated to it by the Company’s Board of Directors and also recommended that the Board of Directors approve the change.  The Board of Directors also approved the change of the independent accountants.

     (iv) During the two most recent fiscal years and through February 18, 2009, there have been no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of such disagreements in its reports on the financial statements for such years.

     (v) During the Company’s two most recent fiscal years and through February 18, 2009 there have been no “Reportable Events” (as defined in Regulation S-K, Item 304(a)(1)(v)), except as described below:

o
As set forth in Item 9A of the Annual Report on Form 10-K for the fiscal year ended January 31, 2008, the Company and the Former Auditor identified material weaknesses in internal controls over financial reporting and such item is incorporated herein by reference.  The Company has authorized the Former Auditor to respond fully to any inquiries by the New Auditor regarding the material weaknesses in internal controls set forth in the Annual Report on Form 10-K.

o	During the quarters ended May 2, 2008, August 31, 2008 and October 31, 2008, the material weaknesses noted above continued to exist as indicated in Item 4 of the interim filings. The Company has authorized the Former Auditor to respond fully to any inquiries by the New Auditor regarding the material weaknesses in internal controls set forth in Item 4 of the interim filings.

     (vi) We have furnished the Former Auditor with a copy of the foregoing disclosures and requested that the Former Auditor furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated February 24, 2009, is filed as Exhibit 16.1 to this Form 8-K.

Item 4. 01(b)     New Independent Accountants

On February 18, 2009, we engaged Kirkland, Russ, Murphy & Tapp, P.A., (the “New Auditor”) as our independent accountants for the year ended January 31, 2009.  The Audit Committee made the decision to engage the New Auditors acting under authority delegated to it by the Company’s Board of Directors and the Board of Directors approved the same.

The Company has not consulted with the New Auditor during our two most recent fiscal years or during any subsequent interim period prior to its appointment as New Auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that the New Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter from the New Auditor is attached hereto as Exhibit 16.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	None.

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

16.1	Letter from McGladrey & Pullen, LLP
16.2	Letter from Kirkland, Russ, Murphy & Tapp, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: February 24, 2009	By:	/s/ Douglas J. Hillman
Douglas J. Hillman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from McGladrey & Pullen, LLP

16.2	Letter from Kirkland, Russ, Murphy & Tapp, P.A.